UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Blackbaud, Inc. today announced that it has completed, though its wholly owned subsidiary Caribou Acquisition Corporation, its tender offer to purchase all outstanding shares of common stock of Convio, Inc. pursuant to the Agreement and Plan of Merger dated as of January 16, 2012 among the parties. Blackbaud expects to effect, without a vote or meeting of Convio stockholders, a “short-form” merger under Delaware law as soon as practicable to complete the Convio acquisition. In order to accomplish this, Caribou Acquisition Corporation exercised and, if necessary, will close on the top-up option granted to it under the Agreement and Plan of Merger that permits it to purchase a limited number of shares of Convio common stock directly from Convio for $16.00 per share. A copy of the press release Blackbaud issued in this regard is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 3, 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” relating to the acquisition of Convio by Blackbaud and the companies’ potential combined business. Those forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and actual outcomes and results could differ materially. Among other risks, there can be no guarantee that the expected benefits of the acquisition and combined business will be realized. These forward-looking statements should be evaluated together with the risk factors and uncertainties that affect Blackbaud’s and Convio’s businesses, particularly those identified in their Annual Reports on Form 10-K and other filings with the U.S. Securities and Exchange Commission, or SEC. Except as might be required by law, neither company undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: May 3, 2012	/s/ Anthony W. Boor
Anthony W. Boor,
Senior Vice President and Chief Financial Officer